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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

EvoLung Inc., a Delaware Corporation
Lung Bioengineering Inc., a Delaware Corporation
Lung Biotechnology Hong Kong Limited, a Hong Kong Company
Lung Biotechnology Inc., a Delaware Corporation
Lung Biotechnology (Nanjing) Co., Ltd., a Chinese Wholly Foreign-Owned Entity
Lung Rx Limited, a United Kingdom Company
PERFUSIX USA, Inc., a Delaware Corporation
Revivicor, Inc., a Delaware Corporation
United Therapeutics Europe, Ltd., a United Kingdom Company
Unither Biotech Inc., a Canadian Corporation
Unither Pharma, LLC, a Delaware Limited Liability Company
Unither Pharmaceuticals, LLC, a Delaware Limited Liability Company
Unither Telmed, Ltd., a Delaware Corporation
Unither Therapeutik GmbH, a German Company
Unither Virology, LLC, a Delaware Limited Liability Company
Unither.com, Inc., a Delaware Corporation
UTASIA Inc., a Delaware Corporation
1109 Spring Managing Holdings, LLC, a Delaware Limited Liability Company
1109 Spring Managing Member, LLC, a Delaware Limited Liability Company

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  Exhibit 21
SUBSIDIARIES OF THE REGISTRANT